                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:
      /X/        Preliminary proxy statement
      / /        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or Rule
                 14a-12

                          ABOUT.COM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                ABOUT.COM, INC.

                        220 East 42nd Street, 24th Floor
                               New York, NY 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 9, 2000

    The Annual Meeting of Stockholders (the "Annual Meeting") of
About.com, Inc., a Delaware corporation (the "Company"), will be held at the Hotel Intercontinental of New York, 111 East 48th Street, New York, New York, 10017 on May 9, 2000 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

    (1) To elect Directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

    (2) To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

    (3) To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

    (4) To approve an amendment to the Company's Amended and Restated 1998 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 4,000,000 shares; and

    (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 24, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          SCOTT P. KURNIT
                                          CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

New York, New York
April 10, 2000

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                                ABOUT.COM, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2000

    This Proxy Statement is furnished to stockholders of record of About.com, Inc., a Delaware corporation (the "Company"), as of March 24, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on May 9, 2000 at 9:00 a.m. (New York time) (the "Annual Meeting").

    Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominees as Directors of the Company, (ii) "FOR" the ratification of KPMG LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2000, (iii) "FOR" the approval of the amendment to the Company's Second Amended and Restated Certificate of Incorporation and
(iv) "FOR" the amendment to the Company's Amended and Restated 1998 Stock Option/Stock Issuance Plan (the "Plan"), including the increase in the number of shares authorized for issuance, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended December 31, 1999, is being distributed concurrently herewith to stockholders.

    The mailing address of the principal executive offices of the Company is 220 East 42nd Street, 24th Floor, New York, New York 10017. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 10, 2000 to the stockholders of the Company entitled to vote at the Annual Meeting.

                               VOTING SECURITIES

    The Company has one class of voting securities outstanding, its common stock, $0.001 par value (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors providing for such series. The Company does not have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on March 24, 2000 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On March 24, 2000, there were 17,138,723 shares of Common Stock outstanding, held by 152 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of Directors at the Annual Meeting is required to elect the Directors.

    The Board of Directors currently has six members. Messrs. Scott P. Kurnit, Frank J. Biondi, Jr., Dixon R. Doll, Ronald Unterman, Marc M. Watson and Kristopher A. Wood are Directors whose terms expire at the Annual Meeting. The nominees for election are Messrs. Kurnit, Biondi, Unterman and Wood, each of whom are currently Directors, Mr. Stanley Fung and Ms. Daphne Kis (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). After their election, the Board of Directors will have six members.

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

    SCOTT P. KURNIT, age 46, has served as our Chairman of the Board of Directors and Chief Executive Officer since he founded About.com in June 1996 and also served as our President until January 2000. From March 1995 to February 1996, Mr. Kurnit served as President and Chief Executive Officer of MCI/ News Corporation Internet Ventures with responsibility for the Internet initiatives of the parent companies. From June 1993 to March 1995, Mr. Kurnit served as Executive Vice President of Prodigy Service Co., an online services company. From March 1985 to June 1993, Mr. Kurnit was the President for both Viewer's Choice and Showtime Event Television for Viacom Inc. From June 1979 to March 1985, Mr. Kurnit was employed by Warner Communication in various capacities, including Director of Programming for Qube and Vice President of Programming and Advertising Sales for all of the company's cable systems.
Mr. Kurnit received his B.A. in Sociology and Communications from Hampshire College.

    FRANK J. BIONDI, JR., age 55, has served as a director of About.com since December 1998. Since February 1999, Mr. Biondi has served as Senior Managing Director of Waterview Advisors, an investment advisor organization. From
April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc., an international entertainment company. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom Inc., an international entertainment company. Mr. Biondi currently serves on the boards of directors of Bank of New York Company, Inc., a bank holding company, Vail Resorts, Inc., a mountain resort company and a number of private companies. Mr. Biondi received his B.A. in Psychology from Princeton University and an M.B.A. from Harvard University.

    STANLEY FUNG, age 43, has served as Managing Director of Zero Stage Capital, a venture capital firm, since December 1998 and as its General Partner from October 1994 to December 1998. Mr. Fung currently serves on the boards of directors of Silknet Software Inc., RoweCom Inc., and several privately-held companies. Mr. Fung received his B.S. in Computer Systems Engineering from the University of Massachusetts, his M.S. in Computer Science from the University of California-Los Angeles and his S.M. in Management from the Massachusetts Institute of Technology.

    DAPHNE KIS, age 45, has served as President and Chief Executive Officer of EDventure Holdings, an information services and publishing firm, since December 1996. From October 1988 to December 1996, Ms. Kis served as its Vice President and Publisher. Ms. Kis received her B.A. in Women's History from Hampshire College and her M.B.A. from New York University.

    RONALD UNTERMAN, age 54, has served as a director of About.com since
January 1997. Since December 1997, Mr. Unterman has served as Senior Vice President, Technology Development of Envirogen, Inc., an environmental biotechnology company. From August 1988 to December 1997, Mr. Unterman served as Vice President of Envirogen, Inc. Mr. Unterman received his B.A. in Biology from Haverford College and Ph.D. from Columbia University in Biochemistry.

    KRISTOPHER A. WOOD, age 28, has served as a director of About.com since November 1998. Since September 1997, Mr. Wood has served as Managing Director of XL Ventures, Inc., the parent company of XL Ventures LLC, which is the venture capital investment subsidiary of Big Flower Holdings, Inc., an advertising, marketing and information services company. Since December 1999, Mr. Wood has also served as Managing Director of XL Ventures LLC. Since September 1995,
Mr. Wood has also served as Director--Mergers and Acquisitions for Big Flower Holdings, Inc. (and its predecessor, Big Flower Press Holdings, Inc.). From July 1993 to May 1995, Mr. Wood was a member of the Global Finance Group at BT Alex. Brown Incorporated, an investment banking firm. Mr. Wood serves on the board of directors of Promotions.com Inc. and numberous private companies. Mr. Wood received his B.S. in Economics from The Wharton School of the University of Pennsylvania.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF SCOTT P. KURNIT, FRANK J. BIONDI, JR., STANLEY FUNG, DAPHNE KIS, RONALD UNTERMAN AND KRISTOPHER A. WOOD AS DIRECTORS UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS.

COMMITTEES OF THE BOARD

    The Audit Committee of the Board of Directors was established in May 1998 and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The Audit Committee currently consists of Messrs. Unterman, Watson and Wood.

    The Compensation Committee of the Board of Directors was established in May 1998 to administer the Company's stock option plans and to administer certain of the Company's other benefit plans. The Compensation Committee also provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and the Company's other employees and consultants. The Compensation Committee currently consists of Messrs. Doll, Unterman and Watson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1999, the Compensation Committee consisted of Messrs. Doll, Kurnit, Unterman and Watson. The Compensation Committee currently consists of
Messrs. Doll, Unterman and Watson. None of the members of the Compensation Committee is or has been an officer or employee of the Company. Mr. Kurnit has participated in all discussions and decisions concerning the compensation of our executive officers, except that he was excluded from discussions by the Board of Directors regarding his own compensation.

    Mr. Doll is affiliated with Doll Technology Investment Fund, Doll Technology Affiliates Fund, L.P. and Doll Technology Side Fund, L.P. Mr. Marc Watson is affiliated with C-Max Capital Limited Partnership-I.

These funds, together with Mr. Kurnit, have in the past provided financing to the Company in consideration for the issuance of the Company's securities.

    The Company entered into an agreement with Mr. Kevin Watson, who is also affiliated with C-Max Capital Limited Partnership-I, pursuant to which Mr. Kevin Watson provided consulting and advisory services to the Company. These services include introducing the Company to members of the investment community and assisting the Company with financial and strategic matters. In consideration for his services under this agreement, Mr. Kevin Watson was granted a warrant to purchase up to a total of 21,360 shares of Common Stock at an exercise price of $5.06 per share. This warrant is exercisable at any time until March 23, 2006.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 1999, the Board of Directors held six meetings and acted four times by unanimous written consent. During this period, all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served. The Compensation Committee held two meetings during 1999, and acted three times by unanimous written consent. The Audit Committee held one meeting during 1999.

DIRECTOR COMPENSATION

    Other than reimbursing Directors for customary and reasonable expenses of attending Board of Directors or Committee meetings, the Company does not currently compensate its directors.

    Under the Plan, each individual who first becomes a non-employee member of the Board of Directors will be granted an option to purchase 20,000 shares of Common Stock on the date the individual joins the Board of Directors, at an exercise price equal to the fair market value on the grant date, provided the individual has not previously been employed by the Company or any parent or subsidiary corporation. In addition, on the date of each annual stockholders' meeting after the initial public offering, including this Annual Meeting, each non-employee member of the Board of Directors who is to continue to serve on the Board of Directors will automatically be granted an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value on the grant date, provided the individual has served as a non-employee member of the Board of Directors for at least six months. Each of the non-employee directors will, if re-elected to the Board of Directors, receive an options grant of 5,000 shares at an exercise price equal to the fair market value on the date of this Annual Meeting. Each of Mr. Fung and Ms. Kis will receive an option to purchase 20,000 shares at an exercise price equal to the fair market value on the date of this Annual Meeting.

                                   PROPOSAL 2
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP, independent public accountants, as independent accountants of the Company to serve for the year ending December 31, 2000, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of KPMG LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                   PROPOSAL 3
                        AMENDMENT TO THE SECOND AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to Article IV of the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. The text of the second and third sentences of Article IV, Section A, as it is proposed to be amended, is as follows:

       The total number of shares which the Corporation is authorized to issue is 105,000,000 shares. 100,000,000 shares, par value $0.001 per share, shall be Common Stock and 5,000,000 shares, par value $0.001 per share, shall be Preferred Stock.

PURPOSE AND EFFECT OF THE AMENDMENT

    The proposed amendment will authorize sufficient additional shares of Common Stock to provide the Company with the flexibility to make such issuances from time to time for any proper purpose approved by the Board of Directors, including issuances to effect acquisitions or raise capital and issuances in connection with future stock splits or dividends, without the necessity of delaying such activities for further stockholder approval except as may be required in a particular case by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. There are currently no arrangements, agreements or understandings for the issuance or use of additional shares of authorized Common Stock (other than issuances permitted or required under the Company's stock-based employee benefit plans or awards made pursuant to those plans).

    The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

    The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendments to the Company's Second Amended and Restated Certificate of Incorporation authorizing an increase from 50,000,000 to 100,000,000 shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 4
                     AMENDMENT TO THE AMENDED AND RESTATED
                     1998 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the Plan which will increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by an additional 4,000,000 shares.

    The Board of Directors adopted the amendment on March 28, 2000, subject to stockholder approval at this Annual Meeting.

    The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

    On August 20, 1999, the Board also adopted the Company's 1999 Non-Officer Stock Option/Stock Issuance Plan (the "1999 Plan"). Currently, 800,000 shares of Common Stock have been authorized for issuance under the 1999 Plan only to non-officer employees of the Company and consultants or other independent advisors (excluding Board members) who provide services to the Company or its subsidiaries. Such share reserve consists of (i) 400,000 shares initially reserved for issuance under the 1999 Plan on August 20, 1999, plus (ii) an additional increase of 400,000 shares of Common Stock approved by the Board on November 30, 1999. At present, options to purchase 714,524 shares of Common Stock have been granted pursuant to the 1999 Plan.

    The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 220 East 42nd Street, 24th Floor, New York, NY 10017.

    1. EQUITY INCENTIVE PROGRAMS

    The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and
(iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board will have the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members.

    The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant. All grants under those programs will be made in strict compliance with the express provisions of such programs.

    2. SHARE RESERVE

    At present, a total of 7,224,885 shares of Common Stock have been reserved in the aggregate by the Board of Directors for issuance over the term of the Plan. Such share reserve consists of (i) the 3,224,885 shares initially reserved for issuance under the Plan, plus (ii) the additional increase of 4,000,000 shares of Common Stock which forms part of this Proposal.

    No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 267,000 shares of Common Stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a reapproval of the 267,000-share limitation for purposes of Internal Revenue Code Section 162(m).

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable under the Plan (in the aggregate, annually and to each participant) and the securities and the exercise price per share in effect under each outstanding option.

    3. ELIGIBILITY

    Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

    Presently four executive officers, five non-employee Board members and 865 other employees and consultants are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Five non-employee Board members are also eligible to participate in the Automatic Option Grant Program.

    4. VALUATION

    The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 24, 2000, the fair market value per share determined on such basis was $88.375.

    5. DISCRETIONARY OPTION GRANT PROGRAM

    The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

    Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    In addition, the Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program.

        TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of
    (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION RIGHTS. Limited Stock Appreciation Rights may be granted to officers of the Company as part of their option grants and may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

    The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Common Stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

    6. STOCK ISSUANCE PROGRAM

    Shares of Common Stock may be issued under the Stock Issuance Program at a price per share no less than fair market value unless otherwise determined by the Plan Administrator. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

    7. AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, eligible non-employee Board members will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 20,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock, provided he or she has served as a non-employee Board member for at least six
(6) months. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more such annual option grants over their period of Board service.

    Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

    Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 20,000-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 5,000-share automatic grant will vest upon the optionee's completion of one
(1) year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

    Each option granted under the Automatic Option will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, each outstanding option under the Automatic Option Grant may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

    Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant and the subsequent exercise of that right in accordance with the foregoing terms.

    8. GENERAL PROVISIONS

        a.  Acceleration

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation.

    The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that options will vest immediately upon (i) an acquisition, whether or not the options are to be assumed, (ii) upon a change in control (whether effected through the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership) or (iii) a subsequent termination of the optionee's service within a designated period following an acquisition in which those options are assumed on a change in control. The vesting of outstanding options under the Stock Issuance Program may be accelerated upon certain terms and conditions.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

        b.  Financial Assistance

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

        c.  Special Tax Election

    The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

        d.  Amendment and Termination

    The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of
(i) July 2, 2008, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

    9. STOCK AWARDS

    The table below shows, as to the Company's Chief Executive Officer and the other executive officers who served as executive officers during the year ended December 31, 1999 and whose salary and bonus exceeded $100,000 in 1999 for services rendered in all capacities to the Company during 1999 (together, the "Named Executive Officers") and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from January 1, 1999 through February 15, 2000, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the Plan.

                              OPTION TRANSACTIONS

                                                                                      WEIGHTED
                                                               NUMBER OF SHARES       AVERAGE
                                                                  UNDERLYING       EXERCISE PRICE
NAME AND POSITION                                             OPTIONS GRANTED(#)    PER SHARE($)
-----------------                                             ------------------   --------------
Scott P. Kurnit
  Chief Executive Officer and Director......................           195,800         $27.50
William C. Day
  President and Chief Operating Officer.....................           135,280         $25.00
Todd B. Sloan
  Chief Financial Officer...................................            82,300         $13.36
Jon Spaet
  President--Advertising Sales..............................            80,000         $35.65
Alan T. Wragg
  President--International..................................            42,799         $23.83
All current executive officers (4) as a group...............           443,380         $25.78
All current non-employee directors (5) as a group...........            17,800         $25.00
All employees, including current officers who are
  not executive officers, as a group........................         1,458,533         $29.54

    As of February 15, 2000, 2,337,391 shares of Common Stock were subject to outstanding options under the Plan, 755,811 shares of Common Stock had been issued upon exercise of options granted under the Plan and 4,131,683 shares of Common Stock remained available for future issuance, assuming stockholder approval of this Proposal.

    10. FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK APPRECIATION RIGHTS

    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

    DIRECT STOCK ISSUANCES

    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants under the Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

    On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

    Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings.

Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

    11. NEW PLAN BENEFITS

    As of February 15, 2000, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase which is the subject of this Proposal. Pursuant to the Automatic Option Grant Program, on the date of the Annual Meeting, options to purchase 5,000 shares of Common Stock will be granted to each of Messrs. Biondi, Wood and Unterman and options to purchase 20,000 shares of Common Stock will be granted to each of Mr. Fung and Ms. Kis.

STOCKHOLDER APPROVAL

    The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 4,000,000-share increase to the share reserve under the Plan will not be implemented, any stock options granted under the Plan on the basis of that increase will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan has been issued pursuant to such option grants and direct stock issuances.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

            EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION
                                   MANAGEMENT

    The following table sets forth, as of February 15, 2000, the name, age and position of each of our executive officers and other key employees:

NAME                   AGE            POSITION
----                   ---            --------
Scott P. Kurnit......     46          Chief Executive Officer and Chairman of the Board of
                                      Directors
William C. Day.......     35          President and Chief Operating Officer
Todd B. Sloan........     37          Chief Financial Officer
Jon Spaet............     43          President--Advertising Sales
Alan T. Wragg........     56          President--International
Eric W. Bingham......     40          Senior Vice President--Business Operations
Alan P. Blaustein....     30          President--Corporate Development
John R. Caplan.......     30          General Manager and Chief Marketing Officer
Ron McCoy............     30          Senior Vice President--Technology and Operations
Linda Osborne........     39          Senior Vice President--Content

INFORMATION CONCERNING EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES WHO ARE NOT
  DIRECTORS

    WILLIAM C. DAY has served as the Company's President and Chief Operating Officer since January 2000 and as Chief Operating Officer since he co-founded About.com in June 1996. From December 1998 until January 1999, Mr. Day also served as About.com's Chief Financial Officer. From October 1995 to June 1996, Mr. Day served as Vice President, Software Development for Prodigy Service Co. From July 1994 to October 1995, Mr. Day served as Vice President, General Manager for Content and Community for Prodigy, and from May 1993 to July 1994, he served as Director, Internet Development for Prodigy. Mr. Day received his B.S. in Mechanical Engineering from Yale University, and an M.B.A. from The Wharton School of the University of Pennsylvania.

    TODD B. SLOAN has served as the Company's Chief Financial Officer since January 1999. From August 1996 to October 1998, Mr. Sloan served as Executive Vice President/Chief Operating Officer for SW Networks (a wholly owned subsidiary of Sony Music since November 1997 and a wholly owned subsidiary of Sony Corporation of America from February 1995 to October 1997). From
February 1995 to October 1998, Mr. Sloan also served as Chief Financial Officer of SW Networks. From September 1985 to February 1995, Mr. Sloan served in various capacities, including Senior Manager, for Ernst & Young. Mr. Sloan received his B.B.A in Accounting and Finance from the University of Wisconsin/Madison. Mr. Sloan is a C.P.A.

    JON SPAET has served as the Company's President--Advertising Sales since July 1999. From May 1993 to July 1999, Mr. Spaet served as Vice President of Advertising sales for MSNBC, a joint venture of General Electric Company's NBC unit and Microsoft Corporation. Mr. Spaet received his B.S. in Management and Marketing and an M.B.A. in Finance from New York University.

    ALAN T. WRAGG has served as the Company's President--International since July 1999. From August 1996 to July 1999, Mr. Wragg served as our President--Advertising Sales and E-Commerce. From September 1987 to
August 1996, Mr. Wragg served as the Publisher of TVSM, Inc., now owned by News Corporation, a U.S. publisher of cable television programming guides, including The Cable Guide, Total TV Weekly and Total TV Online. Mr. Wragg also spent
14 years at Time Inc. as Advertising Director at LIFE Monthly and as a sales executive at Sports Illustrated. Mr. Wragg received his B.B.A. in Marketing from Cleveland State University, and an M.B.A. from Adelphi University.

    ERIC W. BINGHAM has served as the Company's Senior Vice President--Business Operations since July 1996. From June 1995 to June 1996, Mr. Bingham served as Director, Business Development for News

Corporation, an international media company. From January 1990 to May 1995,
Mr. Bingham served as Director, International Operations for Home Box Office, a division of Time Warner Inc. Mr. Bingham received his B.A. in History from Allegheny College, and an M.B.A. from Boston University.

    ALAN P. BLAUSTEIN has served as the Company's President--Corporate Development since February 2000. From April 1999 until February 2000,
Mr. Blaustein served as the Company's Senior Vice President and General Counsel. From August 1995 to April 1999, Mr. Blaustein was an associate with Brobeck, Phleger & Harrison LLP, a law firm specializing in emerging growth technologies companies. Mr. Blaustein received his B.S. in Accounting from Binghamton University and a J.D. from New York University School of Law.

    JOHN R. CAPLAN has served as the Company's General Manager and Chief Marketing Officer since January 2000. From November 1998 until January 2000, Mr. Caplan served as the Company's Senior Vice President--Marketing. From October 1995 to November 1998, Mr. Caplan served as Director of Marketing for Berenter Greenhouse & Webster, an advertising and marketing agency specializing in consumer brands. From October 1994 to September 1995, he served as President of Advertising & Diversity, Inc., a marketing strategy firm. From
September 1991 to October 1994, Mr. Caplan served as an Account Executive for TDI Worldwide (now owned by CBS Corporation), an outdoor advertising company. Mr. Caplan received his B.A. in English from the University of Rochester.

    RON MCCOY has served as the Company's Senior Vice President--Technology and Operations since April 1999. From 1993 to April 1999, Mr. McCoy served in various capacities for Cox Enterprises, a multimedia company, most recently as the Chief Technology Officer and Director of Operations for Cox Interactive Media.

    LINDA OSBORNE has served as the Company's Senior Vice President--Content since February 2000 and Vice President--Content since August 1999. From December 1997 to August 1999, Ms. Osborne served as the Programming Director of ParentSoup.com, one of the communities of iVillage Inc. From June 1996 to August 1997, Ms. Osborne served as Executive Producer for West Side Films/Interactive. From May 1992 to June 1996, Ms. Osborne was an Executive Producer with CEL Educational Resources Inc. From February 1987 to May 1992, Ms. Osborne wrote and produced a variety of programming as head of her own independent production service. From September 1980 to February 1987,
Ms. Osborne served as Senior Writer/Producer for Broad Street Productions, Drexel Burnham Lambert's video production unit. Ms. Osborne received her B.A. from New York University in Broadcast Journalism.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation received during each of the last three years by the Company's Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                 ANNUAL COMPENSATION (1)                  -----------------
                                                 -----------------------   OTHER ANNUAL   SHARES UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR      SALARY        BONUS      COMPENSATION        OPTIONS
---------------------------           --------   ---------   -----------   ------------   -----------------
Scott P. Kurnit                         1999     $280,050    $1,300,000             --         195,800
  Chief Executive Officer...........    1998      170,750       100,000             --           9,204
                                        1997      138,125       100,000             --          21,475

William C. Day                          1999      225,000       435,000             --         135,280
  President and Chief Operating
  Officer...........................    1998      125,625        25,000             --          74,012
                                        1997      109,687            --             --         180,090

Todd B. Sloan                           1999      158,555        25,000             --          82,300
  Chief Financial Officer...........    1998           --            --             --              --
                                        1997           --            --             --              --

Jon Spaet(2)                            1999      117,361        30,000             --          70,000
  President--Advertising Sales......    1998           --            --             --              --
                                        1997           --            --             --              --

Alan Wragg(3)                           1999      165,500       112,693(3)          --          42,799
  President--International..........    1998      137,732            --             --          11,840
                                        1997      131,250            --             --         118,449

------------------------

(1) In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers in 1999.

(2) Mr. Spaet joined the Company in July 1999. His annual salary is $250,000.

(3) Bonus for Mr. Wragg includes $92,693 of commissions. During 1998, Mr. Wragg served as President--Advertising Sales and E-Commerce.

OPTION GRANTS IN LAST YEAR

    The following table sets forth information regarding options granted to the Named Executive Officers during 1999. Each option represents the right to purchase one share of common stock and was granted pursuant to the Plan. These options become exercisable at a rate of 25% following one year from the date of grant with the remainder vesting ratably for the following 36 months. The Company has not granted any stock appreciation rights.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                           INDIVIDUAL GRANTS
                       ----------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF    % OF TOTAL                                                 ASSUMED ANNUAL
                       SECURITIES    OPTIONS                                                   RATES OF STOCK
                       UNDERLYING   GRANTED TO                                        APPRECIATION FOR OPTION TERM(3)
                        OPTIONS     EMPLOYEES    EXERCISE    MARKET    EXPIRATION   ------------------------------------
NAME                    GRANTED     IN 1999(1)    PRICE      PRICE        DATE          0%           5%          10%
---------------------  ----------   ----------   --------   --------   ----------   ----------   ----------   ----------
Scott P. Kurnit......   195,800        7.05       $27.50     $25.00       2/4/09            --   $2,588,476   $7,311,172
William C. Day.......   135,280        4.87        25.00      25.00       2/4/09            --    2,126,602    5,389,555
Todd B. Sloan........    20,000        0.72       41.875     41.875      12/1/09            --      461,700    1,137,300
                         62,300        2.24         4.21      25.00      1/14/09    $1,295,217    2,274,573    3,777,249
Jon Spaet............    40,000        1.44        23.00      23.00      6/14/09            --      578,400    1,466,400
                         15,000        0.54        46.00      46.00     11/08/09            --      380,400      937,050
                         15,000        0.54       41.875     41.875      12/1/09            --      346,275      852,975
Alan T. Wragg........    24,999        0.90        23.00      23.00      6/14/09            --      361,486      916,463
                         17,800        0.64        25.00      25.00       2/4/09            --      279,816      709,152

------------------------

(1) During 1999, the Company granted employees options to purchase an aggregate of 2,775,707 shares of common stock.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of its future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may be more or less than the amounts actually achieved.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth information concerning options to purchase common stock exercised by the Named Executive Officers during 1999 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                               VALUE
                                              REALIZED
                                              (MARKET
                                              PRICE AT
                                   SHARES     EXERCISE       NUMBER OF SECURITIES
                                  ACQUIRED      LESS        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     ON       EXERCISE            OPTIONS AT              IN-THE-MONEY OPTIONS AT
NAME                              EXERCISE     PRICE)          DECEMBER 31, 1999           DECEMBER 31, 1999(1)
----                              --------   ----------   ---------------------------   ---------------------------
                                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                          -----------   -------------   -----------   -------------
Scott P. Kurnit.................       --            --      30,678        195,800      $2,735,864     $12,678,050
William C. Day..................  113,320    $3,646,007      96,217        178,965       8,574,428      12,635,987
Todd B. Sloan...................       --            --          --         82,300              --       6,286,642
Jon Spaet.......................       --            --          --         70,000              --       4,044,375
Alan Wragg......................   28,000     1,421,274      97,690         47,398       8,717,782       3,229,349

------------------------

(1) These values have been calculated on the basis of the closing price on December 31, 1999 of $89 3/4 per share, determined on the basis of the closing market price per share of Common Stock on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS

    The Company and Mr. Kurnit are parties to a letter agreement dated
October 20, 1996, as amended, governing his employment with the Company. In the event that Mr. Kurnit is terminated without cause, he shall be entitled to be paid his base salary for 12 months following the date of his termination. In addition, if Mr. Kurnit is involuntarily terminated within 12 months following a change in control, all of his unvested stock options will immediately vest and become fully exercisable.

    The Company and Mr. Sloan are parties to a letter agreement dated
January 11, 1999, governing his employment with the Company. In the event that Mr. Sloan is terminated without cause, he shall be entitled to be paid his base salary for 3 months following the date of his termination. In addition, if Mr. Sloan is involuntarily terminated within 12 months following a change of control, all of his unvested stock options will immediately vest and become fully exercisable.

    The Company and Mr. Spaet are parties to a letter agreement dated June 15, 1999, governing his employment with the Company. In the event Mr. Spaet is terminated without cause during the first year of his employment, he shall be entitled to the greater of three months salary or twelve months salary less the aggregate amount of base salary paid to him as of the date of termination. After the first year of his employment, he shall be entitled to be paid three months of his salary upon a termination without cause.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1999.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the Company's development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) cash bonus payment and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    - BONUS. Under special circumstances, the Compensation Committee has the discretion to pay cash bonuses to executive officers based on both individual performance as well as performance of the Company when predetermined performance goals are met or exceeded. Bonuses are determined and paid annually.

    - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

Stock options to purchase an aggregate of 526,179 shares of Common Stock were granted to executive officers in 1999.

    CEO COMPENSATION. The plans and policies discussed above were the basis for the 1999 compensation of the Company's Chief Executive Officer, Mr. Scott P. Kurnit. Mr. Kurnit was excluded from all discussions by the Board of Directors and the Compensation Committee regarding his own compensation. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to us and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Kurnit received a base salary of $280,050 and a bonus of $1,300,000 for fiscal year 1999. Mr. Kurnit's 1999 compensation was based on the actual financial performance of the Company in achieving designated corporate objectives and attaining a strategic revenue objective measured against competitors' performance. Options to purchase 195,800 shares of common stock were granted to Mr. Kurnit in fiscal year 1999 and he currently holds a total of 226,478 unexercised stock options.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Compensation paid to the Company's executive officers for the 1999 fiscal year exceeded the $1 million limit per officer only by an insubstantial amount for one executive officer, and the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Company's stock plans contain certain provisions that are intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

                                          THE 1999 COMPENSATION COMMITTEE

                                          Dixon R. Doll
                                          Scott P. Kurnit
                                          Ronald Unterman
                                          Marc M. Watson

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of our Common Stock as of February 15, 2000, by:

    - each Director and nominee for Director,

    - each of the Named Executive Officers,

    - each person (or group of affiliated persons) who is known by the Company to be a beneficial owner of 5% or more of the outstanding shares of Common stock, and

    - all of the Company's Directors and executive officers as a group.

    In accordance with the Commission's rules, the following table gives effect to the shares of Common stock that could be issued upon the exercise of outstanding options and warrants within 60 days of February 15, 2000. Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own. Unless otherwise indicated in the footnotes to the table, the address of each of the individual's listed below is c/o About.com, Inc., 220 East 42nd Street, 24th floor, New York, New York 10017.

                                                                  NUMBER OF SHARES OF
                                                                     COMMON STOCK           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              BENEFICIALLY OWNED        OWNERSHIP
------------------------------------                          ---------------------------   ----------
Scott P. Kurnit (1).........................................                  1,444,705         8.7
Frank J. Biondi, Jr. (2)....................................                     18,800           *
Dixon R. Doll (3)...........................................                    805,127         4.9
Ronald Unterman.............................................                     14,800           *
Marc M. Watson (4)..........................................                    942,540         5.7
Kristopher Wood.............................................                      7,197           *
Stanley Fung (5)............................................                    784,049         4.7
Daphne Kis..................................................                        200           *
William C. Day (6)..........................................                    211,910         1.3
Todd B. Sloan (7)...........................................                      4,794           *
Jon Spaet (8)...............................................                          0           *
Alan T. Wragg (9)...........................................                      5,636           *
C-Max Capital Limited Partnership-I (10)....................                    922,740         5.6
Mackenzie Financial Corporation (11)........................                    886,900         5.4
Putnam Investments, Inc. (12)...............................                  2,144,875        13.0
The TCW Group, Inc. (13)....................................                  1,345,042         8.1
All Directors and current executive officers as a group (9
  persons) (13).............................................                  3,449,873        20.5

------------------------

*   Less than one percent.

(1) Includes 87,786 shares issuable upon the exercise of stock options exercisable within 60 days of February 15, 2000. Does not include 138,692 shares issuable upon the exercise of options that are not exercisable within 60 days of February 15, 2000.

(2) Includes 1,000 shares owned by Mr. Biondi's spouse. Includes 17,800 shares issuable upon the exercise of options exercisable within 60 days of February 15, 2000.

(3) Includes 55,262 shares held by the Dixon and Carol Doll Family Trust, of which Mr. Doll is a beneficiary. Also includes:

    - 683,470 shares beneficially owned by Doll Technology Investment Fund;

    - 40,213 shares beneficially owned by Doll Technology Affiliates Fund, L.P.; and

    - 26,182 shares beneficially owned by Doll Technology Side Fund, L.P.

   Mr. Doll is the managing member of Doll Technology Investment Management,
    L.L.C., the general partner of each of these funds. Mr. Doll disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest in each of them.

(4) Includes 922,740 shares beneficially owned by C-Max Capital Limited Partnership-I, of which Mr. Watson is a director. Mr. Watson disclaims beneficial ownership of the shares held by C-Max Capital Limited Partnership-I except to the extent of his pecuniary interest therein. On February 24, 2000, C-Max Capital Limited Partnership-I distributed all shares held by it to its partners.

(5) Includes (a) 592,532 shares beneficially owned by Zero Stage Capital V, L.P. ("ZSC V"), of which Mr. Fung is the general partner and (b) 182,565 shares beneficially owned by Zero Stage Capital VI, L.P. ("ZSC VI"), of which
    Mr. Fung is the managing director. Mr. Fung disclaims beneficial ownership of the shares held by ZSC V and ZSC VI except to the extent of his pecuniary interest therein.

(6) Includes 131,310 shares issuable upon the exercise of options exercisable within 60 days of February 15, 2000. Does not include 133,872 shares issuable upon the exercise of options that are not exercisable within 60 days of February 15, 2000.

(7) Includes 3,893 shares issuable upon the exercise of options exercisable within 60 days of February 15, 2000. Does not include 62,832 shares issuable upon the exercise of options that are not exercisable within 60 days of February 15, 2000.

(8) Does not include 80,000 shares issuable upon the exercise of options that are not exercisable within 60 days of February 15, 2000.

(9) Includes 5,636 shares issuable upon the exercise of options exercisable within 60 days of February 15, 2000. Does not include 41,614 shares issuable upon the exercise of options that are not exercisable within 60 days of February 15, 2000.

(10) The address of C-Max Capital Limited Partnership-I is 2950 SW 27th Avenue, Suite 110, Miami, FL 33133. On February 24, 2000, C-Max Capital Limited Partnership-I distributed all shares held by it to its partners.

(11) The address of Mackenzie Financial Corporation is 150 Bloor Street West, Suite M171, Toronto, Ontario M5S 3B5.

(12) Includes (a) 1,995,708 shares held by Putnam Investment Management, Inc. ("PIM") and (b) 149,167 shares held by The Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are wholly-owned subsidiaries of Putnam
    Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. Of the 1,995,708 shares held by PIM, 1,692,408 shares are held by Putnam OTC Emerging Growth Fund. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(13) The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017.

(14) Includes 240,789 shares issuable upon the exercise of stock options exercisable within 60 days of February 15, 2000. Does not include beneficial ownership of Mr. Wragg, who was not an executive officer as of February 15, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended
December 31, 1999, all Section 16(a) filing requirements were complied with on time, except for one late filing by each of Mr. Sloan and Mr. Wood.

                               PERFORMANCE GRAPH

    The following graph compares the quarterly change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on March 24, 1999 (the initial public offering of the Company's Common Stock) and ending on December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends (if any) for the measurement period, assuming dividend interest, and (B) the excess of the Company's share price at the end of the measurement period over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market--U.S. Index and a self-constructed peer group index.

                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*
             AMONG ABOUT.COM, INC., THE NASDAQ STOCK MARKET (U.S.)
                           INDEX AND A PEER GROUP (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DATE           BOUT     NASDAQ   COMPOSITE
24-Mar-1999  100.0000  100.0000   100.0000
30-Jun-1999  109.2105  113.5646    92.1578
30-Sep-1999  118.9474  116.1029    86.8058
31-Dec-1999  188.9474  172.0435   114.1426

* Assumes $100 invested on March 24, 1999 in stock or index, including reinvestment of dividends.

(1) The Peer Group consists of the following companies: AskJeeves, Inc.; Cnet Networks, Inc.; Goto.com, Inc.; iVillage, Inc.; LookSmart, Ltd.;
    Lycos, Inc.; Marketwatch.com, Inc.; Sportsline.com, Inc. and ZDNet.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    In accordance with regulations issued by the Securities and Exchange Commission (the "Commission"), stockholder proposals intended for presentation at the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be received by the Secretary of the Company no later than the close of business on January 9, 2001 and no earlier than the close of business on December 10, 2000 if such proposals are to be considered for inclusion in the Company's Proxy Statement. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal raised at the 2001 Annual Meeting which is not described in the 2001 Proxy Statement unless the Company has received notice of such proposal, as described above. However, if the date of the 2001 Annual Meeting is more than 30 days before May 9, 2001 or more than 60 days after May 9, 2001, notice by the stockholder must be delivered after the close of business on the 90(th) day prior to the 2001 Annual Meeting and by the close of business on the 60(th) day prior to the 2001 Annual Meeting or the close of business on the 10(th) day following the date on which a public announcement of the 2001 Annual Meeting is first announced. However, if the Company determines to change the date of the 2001 Annual Meeting more than 30 days from May 9, 2001, the Company will provide stockholders with a reasonable time before it begins to print and mail its proxy materials for the 2001 Annual Meeting in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K for fiscal year 1999 with the Securities and Exchange Commission on March 30, 2000. Stockholders may obtain a copy of this report without charge, by writing to Investor Relations, at the Company's principal offices located at 220 East 42nd Street, 24th Floor, New York, New York 10017.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          SCOTT P. KURNIT
                                          CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD

New York, New York
April 10, 2000

                         APPENDIX A (EDGAR FILING ONLY)

                                 FORM OF PROXY

                                       27